EXHIBIT 99.1

VALENCE TECHNOLOGY, INC.

Company Contacts:
Lynette Holsapple	Emilie Harris
Pierpont Investor Relations	Lois Paul & Partners
Director	Media Relations Account Manager
(214) 557-9717	(512) 638-5321

Valence Technology Receives a Letter Regarding Nasdaq Rule 4350

Austin, Texas – June 27, 2007 – Valence Technology Inc. (NASDAQ:VLNC), a leader in the development of safe Lithium Phosphate Cathode Materials and Intelligent Lithium Phosphate Packs, reports that it received a letter from Nasdaq on June 27, 2007, stating that Valence was noncompliant with the independent director and audit committee requirements of NASDAQ Marketplace Rule 4350 due to the death of Mr. Alan Shugart on December 12, 2006. Mr. Shugart was an independent member of Valence’s Board of Directors and chairman of its Audit Committee. Valence is seeking to fill the openings on its Board of Directors and its Audit Committee before the next annual shareholders’ meeting in accordance with applicable securities laws and the Nasdaq Marketplace Rules.

Valence would also like to report, as set forth in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2007, that Valence granted Robert L. Kanode, in connection with his hire as Valence’s chief executive officer, options to purchase one million five hundred thousand (1,500,000) shares of Valence common stock. The options vest over a three year period; two hundred fifty thousand (250,000) options vesting six months after the start of employment and the remaining one million two hundred fifty thousand (1,250,000) options vesting in equal monthly amounts (1/30) over the remaining thirty months thereafter. The exercise price of the options is $1.61, the closing value of Valence’s common stock on the March 13, 2007, the date the grant was made.

Lastly, in compliance with NASDAQ Marketplace Rule 4350(b)(1)(B), Valence would also like to report, that the Company's independent registered public accounting firm, PMB Helin Donovan, LLP., included a going concern qualification in its report filed with the Company's Annual Report on Form 10-K for the year ended March 31, 2007, previously filed with the Securities and Exchange Commission on June 14, 2007.

About Valence Technology, Inc.

Valence Technology developed and markets the industry's first commercially available, safe, large-format family of Lithium Phosphate Rechargeable Batteries. Valence Technology holds an extensive, worldwide portfolio of issued and pending patents relating to its Lithium Phosphate Rechargeable Batteries. The company has its headquarters in Austin, Texas; and facilities in Las Vegas, Nevada; Mallusk, Northern Ireland and Suzhou, China. Valence is traded on the Nasdaq Capital Markets under the ticker symbol VLNC and can be found on the internet at www.valence.com.

Safe Harbor Statement

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “except,” “scheduled,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Valence. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended March 31, 2007, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this release. Valence does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances and cannot assure that projected results or events will be achieved.

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